UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

United Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 287-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(a)           A special meeting of the stockholders of United Online, Inc. (the “Company”) was held on September 5, 2013.

(b)           At the special meeting, the following matters were considered:

1.              a proposal to authorize the Company’s Board of Directors to effect a reverse stock split of the common stock of the Company, par value $0.0001 per share, in a ratio of 1-for-3, 1-for-4, 1-for-5, 1-for-6, or 1-for-7, to be determined by the Board of Directors (the “Reverse Stock Split”);

2.              a proposal to approve a corresponding amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors’ authority to abandon the Amendment; and

3.              a proposal to approve the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan (the “2010 Plan”).

The voting results are set forth below:

Proposal 1:  Approval to authorize the Board of Directors to effect the Reverse Stock Split, in the ratio determined by the Board of Directors

For	Against	Abstain
66,375,749	564,846	88,111

Proposal 2:  Approval of the Amendment

For	Against	Abstain
66,334,422	551,896	142,388

Proposal 3:  Approval of the adoption and implementation of the 2010 Plan

For	Against	Abstain
65,783,556	1,042,152	202,998

There were no “Withhold” or “Broker Non-Votes” with respect to any of the matters.  All of the proposals were approved.

Item 8.01.       Other Events.

As previously disclosed, the Company plans to spin off the Company’s wholly-owned subsidiary, FTD Companies, Inc. (“FTD”), as an independent, publicly-traded company (the “Separation”), pursuant to a distribution by the Company of all of the issued and outstanding shares of FTD common stock to the Company’s stockholders, on a pro rata basis (the “Distribution”).  On September 4, 2013, the Company received a ruling from the U.S. Internal Revenue Service as to the tax-free nature of the Distribution.  On September 6, 2013, the Board of Directors established a Distribution ratio for the spin off of one FTD share for every five United Online shares owned on the record date of the Distribution and a Reverse Stock Split ratio of one United Online share for every seven United Online shares held as of the effective date of the Reverse Stock Split.  The Reverse Stock Split is expected to be implemented immediately prior to the Distribution and will result in the number of shares of the Company’s outstanding common stock being reduced proportionately based on the one-for-seven ratio. The date of the Distribution, which the Company is currently targeting to occur on October 1, 2013, and the record date for the Distribution will be determined and disclosed at a later time.

The completion of the Distribution is subject to certain customary conditions, including receipt of a ruling from the U.S. Internal Revenue Service as to the tax-free nature of the spin off (which, as noted above, has been received), the effectiveness of appropriate filings with the U.S. Securities and Exchange Commission (the “SEC”), receipt of legal opinions, and final approval of the transactions contemplated by the Distribution. There can be no assurance that the Distribution will occur and, if it does occur, there can be no assurance as to its terms or timing.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about the Distribution and the Reverse Stock Split. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the occurrence and timing of the Distribution and the Reverse Stock Split.  A detailed description of risks and uncertainties affecting the Company is contained in Item 1A of the Company’s 2012 Annual Report on Form 10-K filed with the SEC on March 4, 2013, in Item 1A of FTD’s Registration Statement on Form 10, as amended, initially filed with the SEC on April 30, 2013, in Item 1A of the Company’s Quarterly Reports on Form 10-Q, and in its other filings with the SEC.  These filings are available for free on the SEC’s website at www.sec.gov, and the Company’s filings are also available for free on the Company’s website at www.unitedonline.com.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof.  Except as required by law, the Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2013	UNITED ONLINE, INC.

	BY:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer